                                                                    EXHIBIT 4.10

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                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                            AUREAL SEMICONDUCTOR INC.

                                  AS BORROWER,

                                       AND

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                                       AND

                    TRANSAMERICA BUSINESS CREDIT CORPORATION

                                 AS THE LENDERS,

                                       AND

                    TRANSAMERICA BUSINESS CREDIT CORPORATION

                                    AS AGENT


                            DATED AS OF JUNE 5, 1998


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

                                TABLE OF CONTENTS


                                                                                   Page(s)
                                                                                   -------
1. DEFINITIONS AND CONSTRUCTION ...............................................      1
   1.1   Definitions ..........................................................      1
   1.2   Accounting Terms .....................................................     21
   1.3   Code .................................................................     21
   1.4   Construction .........................................................     21
   1.5   Schedules and Exhibits ...............................................     21

2. LOAN AND TERMS OF PAYMENT ..................................................     22
   2.1   Revolving Tranche A Advances .........................................     22
   2.2   Revolving Tranche B Advances .........................................     22
   2.3   Borrowing Procedures and Settlements .................................     23
   2.4   Payments .............................................................     25
   2.5   Overadvances .........................................................     27
   2.6   Interest: Rates, Payments, and Calculations ..........................     27
   2.7   Collection of Accounts ...............................................     29
   2.8   Crediting Payments; Application of Collections .......................     30
   2.9   Designated Account ...................................................     31
   2.10  Maintenance of Loan Account; Statements of Obligations ...............     31
   2.11  Fees .................................................................     31
   2.12  Taxes ................................................................     32

3. CONDITIONS; TERM OF AGREEMENT ..............................................     33
   3.1   Conditions Precedent to the Initial Advance ..........................     33
   3.2   Conditions Precedent to all Advances .................................     36
   3.3   Conditions Subsequent ................................................     37
   3.4   Term .................................................................     37
   3.5   Effect of Termination ................................................     37
   3.6   Early Termination by Borrower ........................................     38
   3.7   Termination Upon Event of Default ....................................     38

4. CREATION OF SECURITY INTEREST ..............................................     38
   4.1   Grants of Security Interests .........................................     38
   4.2   Negotiable Collateral ................................................     39
   4.3   Collection of Accounts, General Intangibles, and Negotiable
           Collateral..........................................................     40
   4.4   Delivery of Additional Documentation Required ........................     40
   4.5   Power of Attorney ....................................................     40
   4.6   Right to Inspect .....................................................     41
   4.7   Control Agreements ...................................................     41

5. REPRESENTATIONS AND WARRANTIES .............................................     41



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
   5.1   No Encumbrances ......................................................     41
   5.2   Eligible Accounts ....................................................     41
   5.3   [intentionally omitted] ..............................................     42
   5.4   Equipment ............................................................     42
   5.5   Location of Inventory and Equipment ..................................     42
   5.6   Inventory Records ....................................................     42
   5.7   Location of Chief Executive Office; FEIN .............................     42
   5.8   Due Organization and Qualification; Subsidiaries .....................     42
   5.9   Due Authorization; No Conflict .......................................     43
   5.10  Litigation ...........................................................     44
   5.11  No Material Adverse Change ...........................................     44
   5.12  No Fraudulent Transfer ...............................................     45
   5.13  Employee Benefits ....................................................     45
   5.14  Environmental Condition ..............................................     45
   5.15  Brokerage Fees .......................................................     45
   5.16  Permits and other Intellectual Property ..............................     46

6. AFFIRMATIVE COVENANTS ......................................................     46
   6.1   Accounting System ....................................................     47
   6.2   Collateral Reporting .................................................     47
   6.3   Financial Statements, Reports, Certificates ..........................     47
   6.4   Tax Returns ..........................................................     49
   6.5   Guarantor Reports ....................................................     49
   6.6   Returns ..............................................................     49
   6.7   Title to Equipment ...................................................     49
   6.8   Maintenance of Equipment .............................................     49
   6.9   Taxes ................................................................     49
   6.10  Insurance ............................................................     50
   6.11  No Setoffs or Counterclaims ..........................................     51
   6.12  Location of Inventory and Equipment ..................................     51
   6.13  Compliance with Laws .................................................     51
   6.14  Employee Benefits ....................................................     52
   6.15  Leases ...............................................................     52
   6.16  Broker Commissions ...................................................     53
   6.19  Copyright Registrations ..............................................     53

7. NEGATIVE COVENANTS .........................................................     54
   7.1   Indebtedness .........................................................     54
   7.2   Liens ................................................................     54
   7.3   Restrictions on Fundamental Changes ..................................     54
   7.4   Disposal of Assets ...................................................     55
   7.5   Change Name ..........................................................     55
   7.6   Guarantee ............................................................     55
   7.7   Nature of Business ...................................................     55
   7.8   Prepayments and Amendments ...........................................     55
   7.9   Change of Control ....................................................     56



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
     7.10  [intentionally omitted] .........................................     56
     7.11  Distributions ...................................................     56
     7.12  Accounting Methods ..............................................     56
     7.13  Investments .....................................................     56
     7.14  Transactions with Affiliates ....................................     57
     7.15  Suspension ......................................................     57
     7.16  [intentionally omitted] .........................................     57
     7.17  Use of Proceeds .................................................     57
     7.18  Change in Location of Chief Executive Office; Inventory and
           Equipment with Bailees ..........................................     57
     7.19  No Prohibited Transactions Under ERISA ..........................     57
     7.20  Financial Covenants .............................................     58
     7.21  Capital Expenditures ............................................     60
     7.22  Securities Accounts .............................................     60

 8.  EVENTS OF DEFAULT .....................................................     61

 9.  THE LENDER GROUP'S RIGHTS AND REMEDIES ................................     63
     9.1   Rights and Remedies .............................................     63
     9.2   Remedies Cumulative .............................................     65

10. TAXES AND EXPENSES .....................................................     65

11. WAIVERS; INDEMNIFICATION ...............................................     66
    11.1   Demand; Protest; etc ............................................     66
    11.2   The Lender Group's Liability for Collateral .....................     66
    11.3   Indemnification .................................................     66

12. NOTICES ................................................................     67

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER .............................     68

14. DESTRUCTION OF BORROWER'S DOCUMENTS ....................................     69

15. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS .............................     69
    15.1   Assignments and Participations ..................................     70
    15.2   Successors ......................................................     72

16. AMENDMENTS; WAIVERS ....................................................     72
    16.1   Amendments and Waivers ..........................................     72
    16.2   No Waivers; Cumulative Remedies .................................     74

17. AGENT; THE LENDER GROUP ................................................     74
    17.1   Appointment and Authorization of Agent ..........................     74
    17.2   Delegation of Duties ............................................     75
    17.3   Liability of Agent ..............................................     75



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
    17.4   Reliance by Agent ...............................................     76
    17.5   Notice of Potential Default or Event of Default .................     76
    17.6   Credit Decision .................................................     76
    17.7   Costs and Expenses; Indemnification .............................     77
    17.8   Agent in Individual Capacity ....................................     78
    17.9   Successor Agent .................................................     78
    17.10  Withholding Tax .................................................     79
    17.11  Collateral Matters ..............................................     80
    17.12  Restrictions on Actions by Lenders; Sharing of Payments .........     81
    17.13  Agency for Perfection ...........................................     82
    17.14  Payments by Agent to the Lenders ................................     82
    17.15  Concerning the Collateral and Related Loan Documents ............     82
    17.16  Field Audits and Examination Reports; Confidentiality;
           Disclaimers by Lenders; Other Reports and Information ...........     83
    17.17  Several Obligations; No Liability ...............................     84

18. GENERAL PROVISIONS .....................................................     85
    18.1   Effectiveness ...................................................     85
    18.2   Section Headings ................................................     85
    18.3   Interpretation ..................................................     85
    18.4   Severability of Provisions ......................................     85
    18.5   Amendments in Writing ...........................................     85
    18.6   Counterparts; Telefacsimile Execution ...........................     85
    18.7   Revival and Reinstatement of Obligations ........................     86
    18.8   Integration .....................................................     86
    18.9   Certain Damages .................................................     86



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                             SCHEDULES AND EXHIBITS

Schedule C-1                        Commitments
Schedule N-1                        Non-Material Subsidiaries
Schedule P-1                        Permitted Liens
Schedule 5.8                        Subsidiaries
Schedule 5.10                       Litigation
Schedule 5.13                       ERISA Benefit Plans
Schedule 5.16                       Permits and Intellectual Property
Schedule 6.12                       Location of Inventory and Equipment
Schedule 7.1                        Permitted Other Indebtedness

Exhibit A-1                         Form of Assignment and Acceptance
Exhibit B-1                         Business Plan
Exhibit C-1                         Form of Compliance Certificate
Exhibit C-2                         Form of Copyright Security Agreement
Exhibit P-1                         Form of Patent Security Agreement
Exhibit T-1                         Form of Trademark Security Agreement



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                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of June 5, 1998, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation, as agent for the Lenders ("Agent"), with a place of business located at 15260 Ventura Boulevard, Suite 1240, Sherman Oaks, California 91403, and AUREAL SEMICONDUCTOR INC., a Delaware corporation ("Borrower"), with its chief executive office located at 4245 Technology Drive, Fremont, California 94538.

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

                  1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                           "Account Debtor" means any Person who is or who may
become obligated under, with respect to, or on account of, an Account, General Intangible, or Negotiable Collateral.

                           "Accounts" means all currently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale, license, or lease of goods or General Intangibles or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                           "Advances" means Tranche A Advances or Tranche B
Advances, as the context requires.

                           "Affiliate" means, as applied to any Person, any
other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                           "Agent" means TBCC, solely in its capacity as agent
for the Lenders, and shall include any successor agent.



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                           "Agent Account" has the meaning set forth in Section
2.7.

                           "Agent's Liens" means the Liens on the Collateral
granted by Borrower to Agent for the benefit of the Lender Group under this Agreement and the other Loan Documents.

                           "Agent-Related Persons" means Agent and any successor
agent, together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

                           "Agreement" has the meaning set forth in the preamble
hereto.

                           "Assignee" has the meaning set forth in Section 15.1.

                           "Assignment and Acceptance" means an Assignment and
Acceptance in the form of Exhibit A-1 attached hereto.

                           "Authorized Person" means any officer or other
employee of Borrower.

                           "Availability" means the sum of the Tranche A
Availability and the Tranche B Availability.

                           "Average Unused Portion of Maximum Amount" means, as
of any date of determination, (a) the Maximum Amount, less (b) the average Daily Balance of Advances that were outstanding during the immediately preceding month.

                           "Bankruptcy Code" means the United States Bankruptcy
Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

                           "Benefit Plan" means a "defined benefit plan" (as
defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                           "Books" means all of Borrower's books and records
including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                           "Borrower" has the meaning set forth in the preamble
to this Agreement.



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                           "Borrowing" means a borrowing hereunder consisting of
Advances made on the same day by the Lenders, or Agent on behalf thereof, to Borrower.

                           "Borrowing Base" has the meaning set forth in Section
2.1(a).

                           "Business Day" means any day that is not a Saturday,
Sunday, or other day on which national banks are authorized or required to close.

                           "Business Plan" means the business plan of Borrower
for its fiscal year ending on or about December 31, 1998, in form and substance (including as to scope and underlying assumptions) satisfactory to the Lender Group in its sole and absolute discretion, a copy of which is attached hereto as Exhibit B-1.

                           "Change of Control" shall be deemed to have occurred
at such time as: (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of all classes of Stock then outstanding of Borrower entitled to vote in the election of directors; (b) the Existing Lenders and Appaloosa Management, as a group, shall fail to own, directly or indirectly, 40% or more of the total voting power of all classes of Stock then outstanding of Borrower entitled to vote in the election of directors; and (c) the current Chief Executive Officer of Borrower shall cease to be employed by Borrower in such capacity (other than by reason of death or disability); provided, however, that the cessation of such Person to be so employed shall not contribute toward a "Change of Control" under clause (c) if, within a period of 90 days after the first date of such cessation, the Board of Directors of Borrower appoints a successor to that Person reasonably satisfactory to the Required Lenders and such successor agrees to so serve in that position.

                           "Closing Date" means the date of the making of the
initial Advance (exclusive, however, of fees and other Lender Group Expenses charged to Borrower's Loan Account hereunder on or after the Effective Date).

                           "Code" means the New York Uniform Commercial Code.

                           "Collateral" means all right, title, or interest of
Borrower with respect to each of the following:

                           (a)      the Accounts,

                           (b)      the Books,

                           (c)      the Equipment,



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                           (d) the General Intangibles,

                           (e) the Inventory,

                           (f) the Negotiable Collateral,

                           (h) any money, or other assets of Borrower that now
or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                           (i) the proceeds and products, whether tangible or
intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, the Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                           "Collateral Access Agreement" means a landlord waiver
or consent, mortgagee waiver or consent, bailee letter, or a similar acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                           "Collections" means all cash, checks, notes,
instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                           "Commitment" means, at any time with respect to a
Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                           "Compliance Certificate" means a certificate
substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Agent.

                           "Concentration Account" has the meaning set forth in
Section 2.7.



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                           "Concentration Account Agreement" means that certain
concentration account agreement, in form and substance satisfactory to Agent, among Borrower, Agent, and the Designated Account Bank.

                           "Control Agreement" means a control agreement, in
form and substance reasonably satisfactory to Agent, between Borrower, Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

                           "copyright" shall have the meaning ascribed to such
term in the United States Copyright Act of 1976, as amended, and includes unregistered copyrights.

                           "Copyright Collateral" has the meaning ascribed to
such term in the Copyright Security Agreement.

                           "Copyright Security Agreement" means a Copyright
Security Agreement, in the form of Exhibit C-2 attached hereto, dated as of even date herewith, between Borrower and Agent.

                           "CRE" means Crystal River Engineering, Inc., a
California corporation.

                           "Daily Balance" means the amount of an Obligation
owed at the end of a given day.

                           "deems itself insecure" means, with respect to any
Person, that such Person in good faith believes that the prospect of payment or performance is materially impaired.

                           "Deposit Account Security Agreement" means a Deposit
Account Security Agreement, by Borrower in favor of Agent, in form and substance satisfactory to the Lenders.

                           "Designated Account" means account number 4277-152682
of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Agent.

                           "Designated Account Bank" means Wells Fargo Bank,
National Association, whose office is located at 400 Hamilton Avenue, Palo Alto, California 94301, and whose ABA number is 121-000-248.





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                           "Dilution" means, in each case based upon the
experience of the immediately prior 90 days, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause
(a).

                           "Dilution Reserve" means, as of any date of
determination, an amount sufficient to reduce the advance rate against Eligible Accounts hereunder by one percentage point for each percentage point by which Dilution is in excess of 5%.

                           "Dollars or $" means United States dollars.

                           "Early Termination Premium" has the meaning set forth
in Section 3.6.

                           "EBITDA" means, with respect to any fiscal period,
the sum of Borrower's net earnings (or loss) before interest expense, taxes, amortization, and depreciation for such period as determined in accordance with GAAP.

                           "Effective Date" means June 5, 1998.

                           "Eligible Accounts" means those Accounts (including
Foreign Accounts) created by Borrower in the ordinary course of business, that arise out of Borrower's sale of goods, license of General Intangibles, or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to Agent in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects as determined by Agent in good faith; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's good faith (as defined in the Code) business judgment. Eligible Accounts shall not include the following:

                           (a) (i) in the case of Media Tech, (y) Accounts that
such Account Debtor has failed to pay within 30 days of due date, or (z) Accounts with selling terms of more than 120 days; and (ii) in the case of any other Account Debtor, (y) Accounts that such other Account Debtor has failed to pay within 90 days of invoice date, or (z) Accounts with selling terms of more than 60 days;

                           (b) Accounts owed by an Account Debtor or its
Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                           (c) Accounts with respect to which the Account Debtor
is an employee, Affiliate, or agent of Borrower;





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                           (d) Accounts with respect to which goods are placed
on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                           (e) Accounts that are not payable in Dollars or with
respect to which the Account Debtor is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

                           (f) Accounts with respect to which the Account Debtor
is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. Section 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

                           (g) Accounts with respect to which the Account Debtor
is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, in each case, to the extent of such setoff, disputed liability, or claim;

                           (h) from and after the date 9 months following the
Effective Date, Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed the lesser of (i) 35% of all Eligible Accounts, and (ii) $5,000,000, in each case, to the extent of the obligations owing by such Account Debtor in excess of such percentage or amount, as the case may be; provided, however, that, with respect to any Account Debtor as to which Borrower requests in writing an increase in the foregoing percentage, the Lenders agree to consider such request in their reasonable (from the perspective of a secured lender) discretion;

                           (i) Accounts with respect to which the Account Debtor
is or reasonably could be expected to become subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                           (j) Accounts the collection of which Agent, in its
reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                           (k) Accounts with respect to which the goods giving
rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;



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

                           (l) Accounts with respect to which the Account Debtor
is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement; and

                           (m) Accounts that represent progress payments or
other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

                           "Eligible Transferee" means: (a) a commercial bank
organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of a pre-existing Lender; (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower; and (f) during the continuation of an Event of Default, any other Person approved by Agent.

                           "Equipment" means all of Borrower's present and
hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower in any of the foregoing, and
(b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                           "ERISA Affiliate" means (a) any corporation subject
to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of

Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                           "ERISA Event" means (a) a Reportable Event with
respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                           "Event of Default" has the meaning set forth in
Section 8.

                           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and any successor statute thereto.

                           "Exempt Copyright" means any Incipient Copyright or
any Obsolete Copyright.

                           "Existing Debt Conversion Documentation" means,
collectively and with respect to any Person, (a) written evidence, in form and substance reasonably satisfactory to each Lender, confirming that all Indebtedness owed by Borrower to such Person immediately prior to the Effective Date shall have been, as of the Effective Date, either cancelled by such Person or converted by such Person into an equity capital contribution to Borrower, and that all Liens (if any) existing in favor of such Person in and to the properties or assets of Borrower shall have been terminated, and (b) a written explanation, in form and substance satisfactory to each Lender, of the tax consequences to Borrower of the cancellation or conversion of such Indebtedness.

                           "Existing Lender" means, individually and
collectively, TCW Special Credits Trust, TCW Special Credits Fund IIIb, TCW Special Credits (as investment manager of Delaware State Employees Retirement Fund), and B III Capital Partners, L.P., and TCW Special Credits as agent for the foregoing Persons.

                           "FEIN" means Federal Employer Identification Number.

                           "Foreign Accounts" means Accounts with respect to
which the Account Debtor (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof.

                           "Foreign Accounts Reserve" means, as of any date of
determination, a reserve in an amount equal to 2% of all outstanding Foreign Accounts of Borrower constituting Eligible Accounts.

                           "Funding Date" means the date on which a Borrowing
occurs.

                           "GAAP" means generally accepted accounting principles
as in effect from time to time in the United States, consistently applied.

                           "General Intangibles" means all of Borrower's present
and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Permits, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                           "Governing Documents" means, with respect to any
Person, the certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person.

                           "Governmental Authority" means any nation or
government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Stock or capital ownership or otherwise, by any of the foregoing.

                           "Hazardous Materials" means (a) substances that are
defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                           "Incipient Copyright" means any copyright that: (a)
relates to software of Borrower under development (whether in the form of a new product, a new version of a pre-existing product, an upgrade, add-on, or modification to a pre-existing product, or otherwise) that has not yet become a completed product, version, upgrade, add-on, or modification which is ready to be marketed by or on behalf of Borrower or which in fact is being marketed by or on behalf of Borrower; and (b) is not the subject of licenses thereof or other dispositions by Borrower giving rise to Accounts.

                           "Indebtedness" means: (a) all obligations of Borrower
for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                           "Indemnified Liabilities" has the meaning set forth
in Section 11.3.

                           "Indemnified Person" has the meaning set forth in
Section 11.3.

                           "Insolvency Proceeding" means any proceeding
commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                           "Intangible Assets" means, with respect to any
Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                           "Intellectual Property" has the meaning ascribed
thereto in Section 5.16.

                           "Inventory" means all present and future inventory in
which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                           "Investment Property" means "investment property" as
that term is defined in Section 9-115 of the Code.

                           "IP Collateral" means, individually and collectively,
the Copyright Collateral, the Patent Collateral, and the Trademark Collateral.

                           "IP Collections" means all Collections received by
Agent on account of the IP Collateral.

                           "IP Collateral Secured Tranche A Claims" has the
meaning ascribed thereto in Section 4.1(b).

                           "IP Collateral Secured Tranche B Claims" has the
meaning ascribed thereto in Section 4.1(d).

                           "IRC" means the Internal Revenue Code of 1986, as
amended, and the regulations thereunder.

                           "Legal Requirements" means all applicable
international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

                           "Lender" and "Lenders" have the respective meanings
set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1 hereof.

                           "Lender Group" means, individually and collectively,
each of the individual Lenders and Agent.

                           "Lender Group Expenses" means all: costs or expenses
(including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group; fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC (or equivalent) searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Agent in examining the Books; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower (or any of its Subsidiaries party to one or more Loan Documents); and the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower), defending, or concerning the Loan Documents, irrespective of whether suit is brought. Without limiting the generality of the foregoing, Lender Group Expenses shall include, upon the occurrence and during the continuation of an Event of Default, all fees, costs, and expenses of the Lender Group incurred in connection with retaining D-Side Advisors or other similar consultant acceptable to the Lender Group.

                           "Lender-Related Persons" means, with respect to any
Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

                           "Lien" means any interest in property securing an
obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                           "Loan Account" has the meaning set forth in Section
2.10.

                           "Loan Documents" means this Agreement, the
Concentration Account Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Stock Pledge Agreement, the

Deposit Account Security Agreement, the Warrants, any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

                           "Material Adverse Change" means (a) a material
adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of the ability of Borrower to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, or (d) a material impairment of the priority of the Agent's Liens with respect to the Collateral.

                           "Maturity Date" has the meaning set forth in Section
3.4.

                           "Maximum Amount" means the sum of the Maximum Tranche
A Amount and the Maximum Tranche B Amount.

                           "Maximum Tranche A Amount" means $32,500,000.

                           "Maximum Tranche B Amount" means $7,500,000.

                           "Multiemployer Plan" means a "multiemployer plan" (as
defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                           "Negotiable Collateral" means all of a Person's
present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and the Books relating to any of the foregoing.

                           "Non-Material Subsidiary" means any Subsidiary
identified on Schedule N-1 attached hereto.

                           "Obligations" means all loans, Advances, debts,
principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                           "Obsolete Copyright" means any copyright that relates
to software of Borrower that: (a) is no longer sold or marketed by Borrower; (b) is not generating any material amount of Accounts or revenues of Borrower; or
(c) does not have a material fair market value.

                           "Other Collateral Secured Tranche A Claims" has the
meaning ascribed thereto in Section 4.1(a).

                           "Other Collateral Secured Tranche B Claims" has the
meaning ascribed thereto in Section 4.1(c).

                           "Other Collections" means all Collections received by
Agent that do not constitute IP Collections.

                           "Overadvance" has the meaning set forth in Section
2.5.

                           "Participant" has the meaning set forth in Section
15.1(e).

                           "Patent Collateral" has the meaning ascribed to such
term in the Patent Security Agreement.

                           "Patent Security Agreement" means a Patent Security
Agreement, in the form of Exhibit P-1 attached hereto, dated as of even date herewith, between Borrower and Agent.

                           "PBGC" means the Pension Benefit Guaranty Corporation
as defined in Title IV of ERISA, or any successor thereto.

                           "Permits" of a Person shall mean all rights,
franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

                           "Permitted Disposition" means (a) the sale, exchange,
or other disposition, free and clear of Agent's security interest (other than its security interest in the proceeds of such sale, exchange, or other disposition), of any Inventory in the ordinary course of Borrower's business as currently conducted, (b) the nonexclusive license, free and clear of Agent's security interest (other than its security interest in the proceeds of such license), of any General Intangible in the ordinary course of Borrower's business, (c) Permitted Exclusive Licenses, free and clear of Agent's security interest (other than its security interest in the proceeds of such license), of any General Intangible constituting IP Collateral, in the ordinary course of Borrower's business, (d) the sale, exchange, or other disposition of Borrower's Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, and
(e) so long as no Event of Default has occurred and is continuing or would result therefrom, the sale, exchange, or other disposition, free and clear of Agent's security interest (other than its security interest in the proceeds of such sale, exchange, or other disposition), of other assets of Borrower not in the ordinary course of Borrower's business that do not exceed, on a book value basis, $250,000 in the aggregate in any fiscal year.

                           "Permitted Exclusive License" means, with respect to
any General Intangible constituting IP Collateral, the license by Borrower to a licensee of such General Intangible on an exclusive basis but reasonably limited in time or place of effect, so long as: (i) the Lender Group has received from Borrower not less than 10 Business Days prior written notice of the proposed license, together with all materials required hereunder in connection with such proposed license; (ii) Borrower has delivered to the Lender Group (y) written details of the scope and material terms of such license, the value of such license, and the projected impact of such license on Borrower's business, and
(z) all other materials or information reasonably and promptly requested by the Lender Group Lender in connection with such proposed license; and (iii) the Required Lenders have not delivered to Borrower their written objection to such proposed license within 10 Business Days following the receipt of all items described in the foregoing clauses (i) and (ii).

                           "Permitted Liens" means (a) Liens held by Agent for
the benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money Liens of lessors under capital leases and lenders under other financing agreements to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased, acquired, or financed under such financing agreement and only secures the purchase price (and reasonably related costs) of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of any of the Agent's Liens thereon or therein for the benefit of the Lender Group, or materially interfere with the ordinary conduct of the business of Borrower, and (k) the rights of licensees relative to licenses of Borrower's General Intangibles, to the extent such licenses qualify as Permitted Dispositions.

                           "Permitted Protest" means the right of Borrower to
protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in accordance with GAAP, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens in and to the Collateral.

                           "Person" means and includes natural persons,
corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                           "Plan" means any employee benefit plan, program, or
arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                           "Potential Default" means an event, condition, or
default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                           "Pro Rata Share" means: (a) with respect to a
Lender's obligation to make Tranche A Advances and receive payments of interest and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment to make Tranche A Advances, as set forth on Schedule C-1, by
(ii) all such Commitments
of all Lenders to make Tranche A Advances, as set forth on Schedule C-1; (b) with respect to a Lender's obligation to make Tranche B Advances and receive payments of interest and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment to make Tranche B Advances, as set forth on Schedule C-1, by (ii) all such Commitments of all Lenders to make Tranche B Advances, as set forth on Schedule C-1; and (c) with respect to all other matters (including the indemnification obligations arising under Section 17.7), the percentage obtained by dividing (i) such Lender's aggregate Commitments to make Advances, as set forth on Schedule C-1, by (ii) the aggregate Commitments of all Lenders to make Advances, as set forth on Schedule C-1; provided, however, that, in each case, in the event the Commitments have been terminated, Pro Rata Share shall be determined according to the Commitments in effect immediately prior to such termination and otherwise as set forth above.

                           "Real Property" means any estates or interests in
real property now owned or hereafter acquired by Borrower.

                           "Reference Rate" means, as of any date of
determination, the higher of (a) the highest of the respective variable rates of interest, per annum, most recently announced by Citibank, NA (or any successor thereto), First National Bank of Chicago (or any successor thereto), and Bank of America National Trust and Savings Association, (or any successor thereto), as such financial institution's "base rate" or "prime rate" (as the case may be), irrespective of whether such announced rate is the best rate available from such financial institution, and (b) the published annualized rate for 90 day dealer commercial paper that appears in the "Money Rates" section of the Wall Street Journal.

                           "Reportable Event" means any of the events described
in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                           "Required Lenders" means, at any time, Lenders whose
Pro Rata Shares aggregate 66.67% or more of the Commitments, or, if the Commitments have been terminated, 66.67% of the Obligations then outstanding.

                           "Retiree Health Plan" means an "employee welfare
benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                           "Revolving Facility Usage" means, as of any date of
determination, the sum of (a) the aggregate amount of Tranche A Advances outstanding, plus (b) the aggregate amount of Tranche B Advances outstanding.

                           "SEC" means the United States Securities and Exchange
Commission and any successor Federal agency having similar powers.

                           "Securities Account" means a "securities account" as
that term is defined in Section 8-501 of the Code.

                           "Settlement Date" has the meaning set forth in
Section 2.3(c)(ii).

                           "Solvent" means, with respect to any Person on a
particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                           "Stock" means all shares, options, warrants,
interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                           "Stock Pledge Agreement" means a stock pledge
agreement, in form and substance satisfactory to each Lender, executed and delivered by Borrower to Agent with respect to the pledge of the capital Stock of each of Borrower's Subsidiaries.

                           "Subsidiary" of a Person means a corporation,
partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                           "Tangible Net Worth" means, as of any date of
determination, the difference of (a) Borrower's total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses, and (iii) all amounts due to Borrower from Affiliates.

                           "TBCC" means Transamerica Business Credit
Corporation, a Delaware corporation.

                           "Trademark Collateral" has the meaning ascribed to
such term in the Trademark Security Agreement.

                           "Trademark Security Agreement" means a Trademark
Security Agreement, in the form of Exhibit T-1 attached hereto, dated as of even date herewith, between Borrower and Agent.

                           "Tranche A Advances" has the meaning set forth in
Section 2.1.

                           "Tranche A Availability" means the amount that
Borrower is entitled to borrow as Tranche A Advances under Section 2.1, such amount being the difference derived when (a) the aggregate principal amount of Tranche A Advances then outstanding (including any amounts that the Lender Group may have paid for the account of Borrower pursuant to any of the Loan Documents and that are reimbursed by Borrower by being charged to the Loan Account as Tranche A Advances) is subtracted from (b) the lesser of (i) the Maximum Tranche A Amount, or (ii) the Borrowing Base.

                           "Tranche B Advances" has the meaning set forth in
Section 2.2.

                           "Tranche B Availability" means the amount that
Borrower is entitled to borrow as Tranche B Advances under Section 2.2, such amount being the difference derived when (a) the aggregate principal amount of Tranche B Advances then outstanding (including any amounts that the Lender Group may have paid for the account of Borrower pursuant to any of the Loan Documents and that are reimbursed by Borrower by being charged to the Loan Account as Tranche B Advances) is subtracted from (b) the Maximum Tranche B Amount.

                           "Voidable Transfer" has the meaning set forth in
Section 15.8.

                           "Year 2000 Compliant" means, with regard to any
Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the Year 2000.

                           "Warrants" means those certain common stock purchase
warrants issued and delivered to Agent for the ratable benefit of the Lenders (in accordance with their Pro Rata Shares) by Borrower, in form and substance satisfactory to Agent and each Lender, on the Effective Date for the purchase of 1,350,000 shares of Borrower's common stock, $0.001 par value, having the powers, preferences, and rights, and the qualifications, limitations, or restrictions set forth in Borrower's Governing Documents.


                  1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

                  1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                  1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or any other Loan Documents, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

                  1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.       LOAN AND TERMS OF PAYMENT.

                  2.1      REVOLVING TRANCHE A ADVANCES.

                           (a) Subject to the terms and conditions of this
Agreement and during the term of this Agreement, each Lender agrees to make advances ("Tranche A Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Tranche A Amount, or (ii) the Borrowing Base. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean 80% of Eligible Accounts (net of the Foreign Accounts Reserve), less the amount, if any, of the Dilution Reserve.

                           (b) The Lenders shall have no obligation to make
further Tranche A Advances hereunder to the extent they would cause (i) the outstanding aggregate amount of Tranche A Advances to exceed the lesser of the Borrowing Base and the Maximum Tranche A Amount, or (ii) the outstanding Obligations to exceed the Maximum Amount.

                           (c) Amounts borrowed pursuant to this Section 2.1 may
be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                           (d) Anything to the contrary in Section 2.1
notwithstanding, Agent may, in its good faith (as defined in the Code) business judgment, create reserves against the Borrowing Base.

                  2.2      REVOLVING TRANCHE B ADVANCES.

                           (a) Subject to the terms and conditions of this
Agreement and during the term of this Agreement, each Lender agrees to make advances ("Tranche B Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the Maximum Tranche B Amount.

                           (b) The Lenders shall have no obligation to make
further Tranche B Advances hereunder to the extent they would cause (i) the outstanding aggregate amount of Tranche B Advances to exceed the Maximum Tranche B Amount, or (ii) the outstanding Obligations to exceed the Maximum Amount.

                           (c) Amounts borrowed pursuant to this Section 2.2 may
be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  2.3      BORROWING PROCEDURES AND SETTLEMENTS.

                           (a) Procedure for Borrowing. Each Borrowing shall be
made upon Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date) specifying
(i) the amount and type of Loans constituting such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day.

                           (b) Disbursement of Funds. Agent may, on behalf of
the Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower no later than 1:00 p.m. (California Time) on the Business Day immediately preceding the requested Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within 1 Business Day after Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 2.3(b) shall be without premium or penalty. Nothing in this Section 2.3(b) or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 2.3(c), shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

                           (c) Settlements.

                                    (i) The Revolving Facility Usage may
fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth herein, Advances and payments will be settled among Agent and Lenders according to the procedures described in this Section 2.3(c). These procedures notwithstanding, each Lender's obligation to fund its portion of any Advances made by Agent to Borrower will commence on the date such Advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

                                    (ii) On the 2nd Business Day of each week,
or more frequently (including daily), if Agent so elects (each such day being a "Settlement

Date"), Agent will advise each Lender by telephone or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Facility Usage as of the close of business of the 2nd Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust such Lender's actual Pro Rata Share of the Revolving Facility Usage as of any Settlement Date to equal the amount of such Lender's required Pro Rata Share of the Revolving Facility Usage, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 1:00 p.m. (California time) on the Business Day immediately following the Settlement Date.

                           (d) Availability of Lender's Pro Rata Share.

                                    (i) Unless Agent shall have received notice
from a Lender prior to a Funding Date that such Lender will not make available its Pro Rata Share of an Advance requested by Borrower, Agent may assume that such Lender has made such amount available to Agent on the Business Day following the next Settlement Date. If a Lender has not in fact made its Pro Rata Share available to the Agent on such date, then such Lender and Borrower severally agree to pay, without duplication, to Agent forthwith on demand such amount without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from and including the date such amount was to have been made available to Agent by such Lender to but excluding the date of payment to Agent, at (a) in the case of such Lender, the Federal Funds Effective Rate for up to the first 3 days and thereafter at the interest rate applicable hereunder to such Advances, or (b) in the case of Borrower, the interest rate applicable under this Agreement with respect to such Loan. Until any such amount is paid to Agent, Agent shall not be obligated to submit to such Lender any payment made by Borrower to Agent with respect to any Loan or any fees or other payments with respect thereto.

                                    (ii) Nothing contained in this Section
2.3(d) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any such default by such Lender under this Agreement.

                           (e) Return of Payments

                                    (i) If Agent pays an amount to a Lender
under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the Federal Funds Effective Rate, and such payment to such Lender shall be deemed to not have been made.

                                    (ii) If Agent determines at any time that
any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any requirement at law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                           (f) Lenders' Failure to Perform. It is understood
that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                           (g) Effect of Bankruptcy. If a case is commenced by
or against Borrower under the U.S. Bankruptcy Code, or other statute providing for debtor relief, then, unless otherwise agreed by all Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to Borrower as debtor or debtor-in-possession, or to any trustee for Borrower, nor consent to the use of cash collateral (provided that the Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

                  2.4      PAYMENTS.

                           (a) Payments by Borrower.

                                    (i) All payments to be made by Borrower
shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                                    (ii) Whenever any payment is due on a day
other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                                    (iii) Unless Agent receives notice from
Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date repaid at the Reference Rate for up to the first 3 days and thereafter at the interest rate applicable hereunder to such Advances.

                           (b) Apportionment, Application, and Reversal of
Payments.

                                    (i) All payments shall be remitted to Agent.
So long as no Event of Default has occurred and is continuing, except with respect to defaulting Lenders, all Collections shall be applied: first, to pay any fees or expense reimbursements then due to Agent from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances; fourth, to pay the outstanding principal of Tranche A Advances; fifth, to pay the outstanding principal of Tranche B Advances; and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrower.


                                    (ii) Upon the occurrence and during the
continuation of an Event of Default:

                                            (y) except as otherwise provided
with respect to defaulting Lenders, all IP Collections shall be applied: first, to pay any fees, or expense reimbursements then due to Agent from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances; fourth, to pay the outstanding principal of Tranche B Advances; fifth, to pay the outstanding principal of Tranche A Advances; and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrower.

                                            (z) except as otherwise provided
with respect to defaulting Lenders, all Other Collections shall be applied: first, to pay any fees, or expense reimbursements then due to Agent from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances; fourth, to pay the outstanding principal of Tranche A Advances; fifth, to pay the outstanding principal of Tranche B Advances; and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrower.

                                    (iii) All IP Collections or Other
Collections applied pursuant to subsections (i) or (ii) above shall, within each category of application, be apportioned ratably among those Lenders having a Pro Rata Share of the Tranche A Advances or of the Tranche B Advances, as applicable, to which such amounts are to be applied and payments of the fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders.

                                    (iv) For purposes of the foregoing
subsections (i) and (ii), the Lenders agree for their mutual benefit and not for the benefit of Borrower or any third Person, that in the event of the sale of all or substantially all of the assets of Borrower (or any division thereof) or the capital Stock of Borrower, the net cash proceeds of such sale shall be apportioned as follows: (y) an amount equal to the value of the IP Collateral that is being transferred in connection with such sale (or that are held by Borrower in connection with sale of the capital Stock of Borrower) shall be deemed to be IP Collections; and (z) the balance shall be deemed to be Other Collections.

                                    (v) For purposes of the foregoing, "payment
in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

                  2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations pursuant to Sections 2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in Section 2.4(b).

                  2.6      INTEREST:  RATES, PAYMENTS, AND CALCULATIONS.

                           (a) Interest Rate. Except as provided in clause (c)
below, (i) all Obligations (except for Tranche B Advances) shall bear interest at a per annum rate of 3 percentage points above the Reference Rate and (ii) all Tranche B Advances shall bear interest at a rate of 5 percentage points above the Reference Rate; provided, however, that, effective on the date that the Lender Group receives Borrower's audited financial statements for its fiscal year ending on or about December 31, 1998 (such date of receipt, the "Interest Reduction Evaluation Date"), each of the respective foregoing rates of interest automatically shall be decreased by 1 percentage point per annum if: (x) no Potential Default exists on the Interest Reduction Evaluation Date that, but for the passage of the applicable grace period (if any) under the Loan Documents, would constitute an Event of Default; (y) no Event of Default exists on the Interest Reduction Evaluation Date that has not been waived in writing by the Lender Group in its sole discretion within 10 days following the Interest Reduction

Evaluation Date (provided that any such waiver shall be solely for purposes of this Section 2.6(a) and shall not impair the ability of the Lender Group to exercise any other right or remedy of the Lender Group following the occurrence of an Event of Default); and (z) Borrower's audited financial statements for such fiscal year ended on or about December 31, 1998 indicate that Borrower has achieved, with respect to each of the projected financial performance levels of Borrower relative to Tangible Net Worth, EBITDA, and gross revenues, respectively set forth in the Business Plan for such fiscal year, not less than 90% of the applicable projected levels.

                           (b) [intentionally omitted]

                           (c) Default Rate. Upon the occurrence and during the
continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to 3 percentage points above the applicable per annum rate set forth in Section 2.6(a).

                           (d) Minimum Interest. (i) In no event shall the rate
of interest chargeable under Section 2.6(a) for any day be less than 9% per annum. To the extent that interest accrued hereunder at the rate set forth in such section would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate. (ii) In no event shall the amount of interest accrued and payable hereunder be less than $500,000 per year (or portion thereof). To the extent that interest accrued hereunder at the rate set forth herein (including the minimum interest rate) would be less than the foregoing minimum amount, the interest rate chargeable hereunder for the period in question automatically shall be deemed increased to that rate that would result in the minimum amount of interest being accrued and payable hereunder. Without limiting the generality of the foregoing, if the aggregate amount of interest accrued hereunder at the rate set forth herein (including the minimum interest rate) (y) during the period commencing on the Effective Date and ending on the earlier to occur of the first anniversary of the Effective Date and the date of termination of this Agreement is less than $500,000 (such date, the "First Interest Make-Whole Date"), then Borrower shall pay to Agent for the ratable benefit of the Lender Group the amount of such shortfall on the First Interest Make-Whole Date, and
(z) during the period commencing on the first anniversary of the Effective Date and ending on the earlier to occur of the second anniversary of the Effective Date and the date of termination of this Agreement is less than $500,000 (such date, the "Second Interest Make-Whole Date"), then Borrower shall pay to Agent for the ratable benefit of the Lender Group the amount of such shortfall on the Second Interest Make-Whole Date; provided, however, that, if Borrower terminates this Agreement in accordance with Section 3.6, no Event of Default exists at the time of such termination, and the date of such termination is a date other than any anniversary of the Effective Date, then (1) the $500,000 minimum interest amount otherwise applicable for the period in question shall be pro-rated through such date of termination, and (2) the amount by which the actual amount of interest accrued hereunder at the rate set forth herein (including the minimum interest rate) during such shortened period in question is less than the pro-rated portion of $500,000 shall be payable by Borrower to Agent for the ratable benefit of the Lender Group on such date of termination.

                           (e) Payments. Interest payable hereunder shall be due
and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest, all Lender Group Expenses (as and when incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under any Loan Document to Borrower's Loan Account, first, as Tranche A Advances, until Tranche A Availability equals zero, and, thereafter, as Tranche B Advances. All amounts so charged to Borrower's Loan Account thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                           (f) Computation. The Reference Rate as of the date of
this Agreement is 8.5% per annum. In the event the Reference Rate is changed from time to time hereafter, the rates of interest provided for in Section 2.6(a) and Section 2.6(c) automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                           (g) Intent to Limit Charges to Maximum Lawful Rate.
In no event shall the interest rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                  2.7 COLLECTION OF ACCOUNTS. Borrower shall at all times maintain a concentration account (the "Concentration Account") at the Designated Account Bank and promptly deposit all Collections received by Borrower from any source immediately upon receipt into the Concentration Account. Borrower, Agent, and the Designated Account Bank shall enter into the Concentration Account Agreement.

Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into the Concentration Account. Neither the Concentration Account Agreement nor the arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Concentration Account Agreement, all amounts received in the Concentration Account shall be wired each Business Day into an account (the "Agent Account") maintained by Agent at a depositary selected by Agent. Upon the occurrence and during the continuation of an Event of Default or if Agent deems itself insecure with respect to Agent's good faith belief or suspicion that Borrower has engaged in defalcation, intentional misrepresentation, or fraud, Agent shall have the right to require Borrower to establish, and thereafter maintain, lockbox arrangements satisfactory to Agent in respect of the Collections and to instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such lockboxes.

                  2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Agent (whether from transfers to Agent by the Designated Account Bank pursuant to the Concentration Account Agreement or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under the Loan Documents to zero and the excess, if any, shall be transferred to the Designated Account. The application of such Collections (or the proceeds thereof) to the Obligations shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent Account or unless and until such Collection item is honored when presented for payment. From and after the Effective Date, Agent on behalf of the Lender Group shall be entitled to charge Borrower for 3 Business Days of `clearance' or `float' at the rate set forth in
Section 2.6(a)(i) or Section 2.6(c)(i), as applicable, on all Collections that are received by Agent (regardless of whether forwarded by the Designated Account Bank to Agent, whether provisionally applied to reduce the Obligations under the Loan Documents, or otherwise). This across-the-board 3 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or the Lender Group, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 3 Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent Account on a Business Day on or before 11:00 a.m. (California time). If any Collection item is received into the Agent Account on a non-Business Day or after (11:00 a.m. California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. The economic benefit of the 3 Business Day clearance or float charge provided for in this Section 2.8 is for the ratable benefit of the Lenders in accordance with their Pro Rata Shares.

                  2.9 DESIGNATED ACCOUNT. Agent and the Lenders are authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance requested by Borrower and made hereunder shall be made to the Designated Account.

                  2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Agent or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent Account from the Concentration Account. On a monthly basis, Agent shall render statements regarding the Loan Account to Borrower (with copies to each Lender), including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower (or any Lender), Borrower (or any Lender) shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

                  2.11 FEES. Borrower shall pay to Agent for the ratable benefit of the Lender Group (in accordance with the Lenders' respective Pro Rata Shares), except as otherwise indicated, the following fees:

                           (a) Origination Fee. On the Effective Date, an
origination fee of $600,000.

                           (b) Supplemental Origination Fee. A one-time
supplemental origination fee in the amount of $200,000, such fee to be fully earned on the Effective Date and due and payable on the first anniversary of the Effective Date or such earlier date (if any) on which this Agreement is terminated.

                           (c) Unused Line Fee. On the first day of each month
during the term of this Agreement, an unused line fee in an amount equal to 0.5% per annum times the Average Unused Portion of the Maximum Amount.

                           (d) [intentionally omitted]

                           (e) Financial Examination, Documentation, and
Appraisal Fees. For the sole and separate accounts of Agent and each Lender that exercises its rights under Section 4.6 hereof: (i) a separate fee of $600 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by the respective personnel employed by Agent or any such Lender; provided, however, that, if during any one-year period ending on each anniversary of the Effective Date there has not occurred an Event of Default, Borrower will not be charged for more than 3 such audits in that one-year period; (ii) a separate appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by the respective personnel employed by Agent or any such Lender; and
(iii) the actual charges paid or incurred by Agent or any such Lender if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral.

                           (f) Loan Servicing Fee. For the sole and separate
account of Agent, on the first day of each month during the term of this Agreement, a loan servicing fee in an amount equal to $3,000 per month.

                  2.12 TAXES. (a) Any and all payments by the Borrower hereunder to or for the benefit of any Lender or the Agent shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("Taxes"), excluding, (i) in the case of each such Lender or the Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits), and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable lending office or any political subdivision thereof, (iii) in the case of each such Lender and the Agent, any Taxes that are in effect and that would apply to a payment to such Lender or Agent, as applicable, as of the Effective Date, and (iv) if any Person acquires any interest in this Agreement pursuant to the provisions hereof (any such Person being referred to as a "Tax Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 2.12) such Lender, the Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,

(B) the Borrower shall make such deductions and (C) the Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Loan Documents, (ii) from the transfer of the rights of the Lender under any Loan Documents to any transferee, or (iii) from the execution or delivery by the Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Agent or the Lenders of their rights under, any and all Loan Documents (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender, the Agent, and any Tax Transferee for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, (ii) Other Taxes, and (iii) any Taxes (other than Covered Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender or the Agent or such Tax Transferee, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within 15 days from the date such Lender or the Agent or Tax Transferee makes written demand therefor to the Borrower certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by the Lender or Agent or Tax Transferee in good faith to the Borrower shall, absent manifest or demonstrable error, be final, conclusive and binding on all parties.

                  (d) Within 30 days after the date of any payment of Covered Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.


         3.       CONDITIONS; TERM OF AGREEMENT.

                  3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of the Lender Group (or any member thereof) to make the initial Advance is subject to the fulfillment, to the satisfaction of each of the Lenders and their respective counsel, of each of the following conditions on or before the Closing Date (or such other date as expressly specified below):

                           (a) the Closing Date shall occur on or before August
31, 1998;

                           (b) Agent shall have received all financing
statements and fixture filings required by the Lender Group, duly executed by Borrower, and Agent shall have received searches reflecting the filing of all such financing statements and fixture filings;

                           (c) Agent shall have received each of the following
documents, in form and substance satisfactory to each of the Lenders, duly executed, and each such document shall be in full force and effect, in each case, on or before the Effective Date (or such later date, if any, expressly specified below with respect to such document):

                                    (1) the Concentration Account Agreement;

                                    (2) the Existing Debt Conversion
                                    Documentation in respect of not less than $36,500,000 of Indebtedness owed by Borrower as of the date immediately preceding the Effective Date (including all such Indebtedness owed by Borrower to each Existing Lender), together with UCC termination statements and other documentation evidencing the termination by each such Existing Lender of its Liens (if any) in and to the properties and assets of Borrower;

                                    (3) the Copyright Security Agreement;

                                    (4) the Patent Security Agreement;

                                    (5) the Trademark Security Agreement;

                                    (6) the Stock Pledge Agreement, together with the shares of Stock of CRE, as well as Stock powers with respect thereto endorsed in blank;

                                    (7) the Deposit Account Security Agreement;

                                    (8) the Warrants;

                                    (9) on or before the Closing Date, a Control
                                    Agreement relative to each Securities
                                    Account of Borrower in existence as of the Closing Date;

                           (d) On or before the Effective Date, Agent shall have
received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                           (e) On or before the Effective Date, Agent shall have
received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Effective Date, certified by the Secretary of Borrower;

                           (f) On or before the Effective Date, Agent shall have
received a certificate of status with respect to Borrower, dated within 10 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                           (g) On or before the Effective Date, Agent shall have
received certificates of status with respect to Borrower, each dated within 15 days of the Effective Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                           (h) On or before the Effective Date, Agent shall have
received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to each of the Lenders and their respective counsel;

                           (i) Agent shall have received duly executed
certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

                           (j) On or before the Effective Date, each Lender
shall have received satisfactory evidence that CRE has duly transferred to Borrower all right, title, and interest of CRE in and to all material assets of CRE, including all Intellectual Property of CRE necessary for the operation of the business of Borrower and its Subsidiaries as currently conducted;

                           (k) On or before the Effective Date, Agent shall have
received an opinion of Borrower's counsel in form and substance satisfactory to each of the Lenders in its sole discretion;

                           (l) each Lender and its counsel shall have had an
opportunity to review the status of the Creative Technology, Ltd. litigation filed in the United States District Court for the Northern District of California as Case No. 98-0770 WHO, and the results of such review shall have been satisfactory to each Lender and its counsel in their sole discretion;

                           (m) Borrower shall use best efforts to deliver to
Agent, on or before the Closing Date, any and all certificates representing shares of Stock of all

Subsidiaries other than CRE, as well as Stock powers with respect thereto endorsed in blank;

                           (n) Agent shall have received not less than 5
Business Days, nor more than 10 Business Days, prior written notice from Borrower of Borrower's request for the initial Advance so that Agent may conduct and complete Agent's final pre-closing audit of Borrower satisfactory to Agent, including the calculation of the Availability;

                           (o) [intentionally omitted]

                           (p) On or before the Effective Date, Agent shall have
received a certificate of the Chief Financial Officer of Borrower, in form and substance satisfactory to the Agent, attesting that, on a pro forma basis assuming the consummation of the transactions contemplated by this Agreement and the other Loan Documents, both before and after such consummation, Borrower shall not (i) be insolvent or rendered insolvent, (ii) be left with an unreasonably small capital with which to engage in its business, or (iii) have incurred debts beyond its ability to pay as such debts mature.

                           (q) [intentionally omitted]

                           (r) On or before the Effective Date, Agent and each
Lender shall have received a copy of the Business Plan, certified by the Chief Financial Officer and Secretary of Borrower as being true, correct, and complete;

                           (s) On or before the Effective Date, Agent shall have
received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest; and

                           (t) all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to each Lender and its counsel.

                  3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The following shall be conditions precedent to all Advances hereunder:

                           (a) the representations and warranties contained in
this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date

(except to the extent that such representations and warranties relate solely to an earlier date);

                           (b) no Potential Default or Event of Default
(including under Section 8.3) shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                           (c) no injunction, writ, restraining order, or other
order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Agent, the Lender Group, or any of their Affiliates; and

                           (d) the amount of the Revolving Facility Usage, after
giving effect to the requested Advance, shall not exceed the Availability.

                  3.3 CONDITIONS SUBSEQUENT. As conditions subsequent, Borrower shall perform or cause to be performed each of the following, and the failure by Borrower to timely perform or cause to be performed any of the following shall constitute an Event of Default:

                           (a) within 30 days following the Effective Date,
deliver to Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to each Lender and its counsel.

                           (b) within 10 days following the Closing Date, Agent
shall have received satisfactory evidence that all existing copyrights of Borrower (other than Exempt Copyrights) that are capable of being registered pursuant to Section 6(a) of the Copyright Security Agreement have been registered with the United States Copyright Office, and that all such copyrights and any proceeds thereof are specifically encumbered by the Copyright Security Agreement.

                  3.4 TERM. This Agreement shall become effective upon the Effective Date and shall continue in full force and effect for a term ending on the second anniversary of the Effective Date (the "Maturity Date"), unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, the Lender Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                  3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder or under the other Loan Documents, and Agent's security interests in the Collateral, for the benefit of the

Lender Group, shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated.

                  3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the ratable benefit of the Lender Group, in cash, the Obligations, in full, together with a premium (the "Early Termination Premium") equal to $250,000.

                  3.7 TERMINATION UPON EVENT OF DEFAULT. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default that intentionally is caused by Borrower for the purpose, in the Required Lenders' reasonable judgment, of avoiding payment of the Early Termination Premium provided in Section 3.6, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to Agent, for the ratable benefit of the Lender Group, upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section
3.7 shall be deemed included in the Obligations.

         4.       CREATION OF SECURITY INTEREST.

                  4.1      GRANTS OF SECURITY INTERESTS.

                           (a) Borrower hereby grants to Agent, for the ratable
benefit of the Lender Group, continuing Liens on all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising Collateral (other than the IP Collateral) in order to secure prompt repayment of any and all Obligations (other than the Tranche B Advances) and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents (other than with respect to the Tranche B Advances). The secured claims of the Lender Group with respect to the portions of the Obligations and the Collateral described in this subsection (a) are referred to herein as the "Other Collateral Secured Tranche A Claims."

                           (b) Borrower hereby grants to Agent, for the ratable
benefit of the Lender Group, continuing Liens on all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising IP Collateral in order to secure prompt repayment of any and all Obligations (other than the Tranche B Advances) and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents (other than with respect to the

Tranche B Advances). The secured claims of the Lender Group with respect to the portions of the Obligations and the Collateral described in this subsection (b) are referred to herein as the "IP Collateral Secured Tranche A Claims."

                           (c) Borrower hereby grants to Agent, for the ratable
benefit of the Lender Group, continuing Liens on all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising Collateral (other than the IP Collateral) in order to secure prompt repayment of any and all Tranche B Advances and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents with respect to the Tranche B Advances. The secured claims of the Lender Group with respect to the portions of the Obligations and the Collateral described in this subsection (c) are referred to herein as the "Other Collateral Secured Tranche B Claims."

                           (d) Borrower hereby grants to Agent, for the ratable
benefit of the Lender Group, continuing Liens on all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising IP Collateral in order to secure prompt repayment of any and all Tranche B Advances and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents with respect to the Tranche B Advances. The secured claims of the Lender Group with respect to the portions of the Obligations and the Collateral described in this subsection (d) are referred to herein as the "IP Collateral Secured Tranche B Claims."

                           (e) The Agent's Liens on the Collateral shall attach
to all Collateral without further act on the part of the Lender Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

                           (f) Subject to Section 2.4(b):

                                    (i) the Agent's Liens on the Collateral
(other than the IP Collateral) securing the Other Collateral Secured Tranche A Claims shall be senior in Lien priority to the Agent's Liens on the Collateral (other than the IP Collateral) securing the Other Collateral Secured Tranche B Claims; and

                                    (ii) the Agent's Liens on the IP Collateral
securing the IP Collateral Secured Tranche B Claims shall be senior in Lien priority to the Agent's Liens on the IP Collateral securing the IP Collateral Secured Tranche A Claims.

                  4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral (other than originals of letters of credit), Borrower promptly shall endorse and deliver physical possession of such Negotiable Collateral to Agent. Upon the reasonable (from the perspective of a secured lender) request of Agent therefor, Borrower promptly shall endorse and deliver physical possession of any Negotiable Collateral evidenced by or consisting of originals of letter of credit.

                  4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group, or that Agent, for the benefit of the Lender Group, has a security interest therein and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.

                  4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrower shall execute and deliver to Agent all financing statements, collateral assignments, continuation financing statements, fixture filings, security agreements, pledges, assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Agent's Liens on the Collateral (whether now owned or hereafter arising or acquired), and in order to consummate fully all of the transactions contemplated hereby and under the other the Loan Documents.

                  4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts (provided that such requests shall not be made in the name of any member of the Lender Group), (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance (other than decisions with respect to reduction or termination of coverage), and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Groups' obligations to extend credit hereunder are terminated.

                  4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter during normal business hours to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

                  4.7 CONTROL AGREEMENTS. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under
Section 7.22 and, if to another securities intermediary, unless each of Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of an Event of Default, Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Agent Account.

         5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Effective Date, and at and as of the date of the making of each Advance made thereafter, as though made on and as of the date of the making of such Advance (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

                  5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

                  5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory, the license of General

Intangibles, or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

                  5.3      [INTENTIONALLY OMITTED]

                  5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

                  5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (except with respect to a non-material quantity and value of trade show booth Equipment identified on Schedule 6.12) and are located only at the locations identified on
Schedule 6.12 or otherwise permitted by Section 6.12.

                  5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

                  5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 943117385.

                  5.8      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a) Borrower is duly organized and existing and in
good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to constitute a Material Adverse Change.

                           (b) Set forth on Schedule 5.8, is a complete and
accurate description of the authorized capital Stock of Borrower, by class, and, as of the Effective Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in Borrower's treasury. All such outstanding shares have been validly issued and, as of the Effective Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on Schedule 5.8, as of the Effective Date, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                           (c) Set forth on Schedule 5.8, is a complete and
accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                           (d) Except as set forth on Schedule 5.8, no capital
Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                           (e) Each Non-Material Subsidiary (i) does not
individually own any property or assets with a book value in excess of $200,000 or, together with all other Non-Material Subsidiaries, own any property or assets with a book value in excess of $500,000 in the aggregate, (ii) does not currently engage in any material business activity, and (iii) does not intend in the future to engage in any material business activity.

                  5.9      DUE AUTHORIZATION; NO CONFLICT.

                           (a) The execution, delivery, and performance by
Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                           (b) The execution, delivery, and performance by
Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                           (c) Other than the taking of any action expressly
required under this Agreement and the other Loan Documents, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                           (d) This Agreement and the other Loan Documents to
which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower, will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e) The Agent's Liens granted by Borrower to Agent,
for the benefit of the Lender Group, in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected (except to the extent: (i) the Lender Group has failed to file or continue any required UCC-1 financing statements; (ii) the Lender Group does not have in its possession or control the original of any letter of credit issued to Borrower; or (iii) by the terms of this Agreement, registrations and filings with respect to the IP Collateral are not yet required), and first priority Liens, subject only to Permitted Liens.

                  5.10 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending or threatened litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on
Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower, reasonably could not be expected to result in a Material Adverse Change.

                  5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Effective Date.

                  5.12     NO FRAUDULENT TRANSFER.

                           (a) Borrower is Solvent.

                           (b) No transfer of property is being made by Borrower
and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

                  5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

                  5.14 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, other than in material compliance with applicable laws. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

                  5.15 BROKERAGE FEES. No brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement.

                  5.16 PERMITS AND OTHER INTELLECTUAL PROPERTY. Except as set forth in Schedule 5.16: (a) Borrower owns or possesses adequate licenses or other rights to use all Permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of its business as currently conducted; (b) no claim is pending or threatened to the effect that Borrower infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and to the best of Borrower's knowledge there is no basis for any such claim (whether pending or threatened); (c) no claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by Borrower, or in which Borrower otherwise has the right to use is invalid or unenforceable by Borrower, and to the best of Borrower's knowledge there is not basis for any such claim (whether or not pending or threatened); and (d) CRE does not own or possess any Intellectual Property necessary for the operation of the business of Borrower and its Subsidiaries as currently conducted.

                  5.17     YEAR 2000 COMPLIANCE.

                           (a) On the basis of a comprehensive inventory, review
and assessment currently being undertaken by Borrower of Borrower's computer applications utilized by Borrower or contained in products produced or sold by Borrower, and upon inquiry made of Borrower's material suppliers and vendors, Borrower's management is of the considered view that Borrower, its products, and all such suppliers and vendors will be Year 2000 Compliant before October 1, 1999.

                           (b) Borrower (i) has undertaken a detailed inventory,
review and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower or its products to be Year 2000 Compliant on a timely basis, (ii) is developing a detail plan and timeline for becoming Year 2000 Compliant on a timely basis, and (iii) to date, is implementing that plan in accordance with that timetable in all material respects. Borrower reasonably anticipates that it will be Year 2000 Compliant on a timely basis.



         6.       AFFIRMATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless the Lender Group shall otherwise consent in writing, Borrower shall do all of the following:

                  6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

                  6.2 COLLATERAL REPORTING. Provide Agent with the following documents at the following times in form satisfactory to Agent: (a) on the first business day of each week, a sales journal (including reporting relative to product shipments to each customer), Collections report, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, (c) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, a summary aging, by vendor, of Borrower's accounts payable and any book overdraft,
(d) [intentionally omitted], (e) on a weekly basis, notice of all returns, disputes, or claims, (f) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices, (g) on a monthly basis, a detailed list of Borrower's customers, (h) on a quarterly basis, an update relative to the status of the Creative Technology, Ltd. litigation filed in the United States District Court for the Northern District of California as Case No. 98-0770 WHO; and (i) such other reports as to the Collateral or the financial condition of Borrower as Agent may request from time to time. Original sales invoices evidencing daily sales shall be mailed by Borrower to each Account Debtor and, at Agent's direction, the invoices shall indicate on their face that the Account has been assigned to the Lender Group and that all payments are to be made directly to Agent for the benefit of the Lender Group. In addition, Borrower promptly shall deliver to Agent and each Lender written reports on material developments relative to the Creative Technology, Ltd. litigation filed in the United States District Court for the Northern District of California as Case No. 98-0770 WHO.

                  6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender: (a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

                           Together with the above, Borrower also shall deliver
to Agent, with copies to each Lender, Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the SEC, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by the Lender Group relating to the financial condition of Borrower.

                           Each month, together with the financial statements
provided pursuant to Section 6.3(a), Borrower shall deliver to Agent, with copies to each Lender, a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to any one or more members of the Lender Group hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Potential Default or Event of Default (or, in the case of clauses
(i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                           Borrower shall have issued written instructions to
its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Agent, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Agent any information they may have regarding Borrower's business affairs and financial conditions.

                  6.4 TAX RETURNS. Deliver to Agent copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

                  6.5 GUARANTOR REPORTS. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

                  6.6 RETURNS. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent together with copies of all other such credit memoranda issued during the same week) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent concurrently) in the appropriate amount to such Account Debtor. The foregoing to the contrary notwithstanding, Borrower promptly shall send a copy of any such credit memorandum issued relative to any return with a value in excess of $50,000.

                  6.7 TITLE TO EQUIPMENT. Upon Agent's request, Borrower promptly shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                  6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Effective Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

                  6.9      TAXES.

                           (a) Cause all assessments and taxes, whether real,
personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property or assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien) shall be the subject of a Permitted Protest.

                           (b) Make due and timely payment or deposit of all
such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto.

                           (c) Make timely payment or deposit of all tax
payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits.

                  6.10     INSURANCE.

                           (a) At its expense, keep the Personal Property
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                           (b) All such policies of insurance shall be in such
form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which have a Best's rating of A for capital and X for financial stability. All hazard insurance and such other insurance as Agent shall specify, shall contain a Form 438BFU (NS) lenders loss payable endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this
Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Loan Documents upon the happening of an Event of Default. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                           (c) Original policies or certificates thereof
satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Agent prompt notice of any loss covered by such insurance, and Agent shall have the right to adjust any loss. Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, the Lender Group shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

                           (d) Borrower shall not take out separate insurance
concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Agent is included thereon as named insured with the loss payable to Agent under a standard 438BFU (NS) lenders loss payable endorsement, or its local equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

                  6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

                  6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as (a) such amendment occurs by written notice to Agent not less than 15 days prior to the date on which the Inventory or Equipment is moved to such new location, and (b) with respect to Inventory or Equipment to be located within the United States, Borrower provides any financing statements or fixture filings necessary or advisable to perfect and continue perfected the Agent's Liens thereon.

                  6.13 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

                  6.14     EMPLOYEE BENEFITS.

                           (a) Cause to be delivered to Agent: (i) promptly, and
in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                           (b) Cause to be delivered to Agent, upon Agent's
request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

                  6.15 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

                  6.16 BROKER COMMISSIONS. Pay any and all brokerage commission or finders fees incurred or payable in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement.

                  6.17 YEAR 2000 COMPLIANCE. Borrower will be Year 2000 Compliant by October 1, 1999.

                  6.18 SUBSIDIARIES OTHER THAN NON-MATERIAL SUBSIDIARIES. Borrower shall cause each of its Subsidiaries, other than Non-Material Subsidiaries, to execute and deliver to Agent a guaranty and all financing statements, collateral assignments, continuation financing statements, fixture filings, security agreements, pledges, assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in each case in form and substance satisfactory to Agent, in order to guaranty the Obligations and to grant and maintain perfected Liens in favor of Agent for the benefit of the Lender Group on all or substantially all of the property and assets of such Subsidiary.

                  6.19 COPYRIGHT REGISTRATIONS. No less frequently than quarterly, unless Agent in Agent's sole discretion agrees otherwise, Borrower shall (a) cause all copyrights generated by Borrower (other than Exempt Copyrights) that are not already the subject of a registration with the United States Copyright Office (or an application therefor diligently prosecuted) to be registered with the United States Copyright Office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (b) cause to be prepared, executed, and delivered to Agent, with sufficient time to permit Agent to record no later than the last Business Day within 10 days following the date that such copyrights have been registered or an application for registration has been filed, a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Agent on behalf of the Lender Group in such new copyrights (other than Exempt Copyrights, which, although subject to the security interest of Agent on behalf of the Lender Group, shall not be required to be registered until such time, if any, as they cease to be Incipient Copyrights), which supplemental schedules shall be in form and content suitable for registration with the United States Copyright Office so as to give constructive notice, when so registered, of the transfer by Borrower to Agent on behalf of the Lender Group of a security interest in such copyrights.

         7.       NEGATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do, and will not permit any of its Subsidiaries to do, any of the following without the Lender Group's prior written consent:

                  7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except (without duplication):

                           (a) Indebtedness evidenced by this Agreement;

                           (b) Indebtedness set forth on Schedule 7.1;

                           (c) Indebtedness secured by Permitted Liens;

                           (d) unsecured capital expenditure Indebtedness to the
extent permitted under Section 7.21; and

                           (e) refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b), (c), and (d) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower,
(ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness.

                  7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(e) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

                  7.3      RESTRICTIONS ON FUNDAMENTAL CHANGES.

                           (a) Enter into any merger, consolidation,
reorganization, or recapitalization, or reclassify its capital Stock.

                           (b) Liquidate, wind up, or dissolve itself (or suffer
any liquidation or dissolution).

                           (c) Convey, sell, assign, lease, transfer, or
otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

                           (d) Cause, suffer, or permit any Non-Material
Subsidiary to (i) engage in any material business activity, (ii) individually own any property or assets with a book value in excess of $200,000, or (iii) together with all other Non-Material Subsidiaries, own any property or assets with a book value in excess of $500,000 in the aggregate.

                  7.4 DISPOSAL OF ASSETS. Except for Permitted Dispositions, sell, lease, assign, transfer, or otherwise dispose of any of its properties or assets.

                  7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name, in each case, without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens.

                  7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

                  7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's business of providing audio technology for the personal computer (PC) and consumer electronics markets.

                  7.8      PREPAYMENTS AND AMENDMENTS.

                           (a) Except in connection with a refinancing permitted
by Section 7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

                           (b) Directly or indirectly, amend, modify, alter,
increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning the convertible preferred Stock of Borrower in any way materially adverse to the interests of Borrower or the Lender Group.

                  7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                  7.10 [INTENTIONALLY OMITTED]

                  7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital Stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital Stock, of any class, whether now or hereafter outstanding; provided, however, that Borrower may (a) repurchase the capital Stock of Borrower held by former employees of Borrower substantially contemporaneously with their cessation of employment with Borrower and not exceeding in the aggregate $500,000 (provided that the cash portion of the consideration paid by Borrower for repurchases of such Stock issued under Borrower's employee stock option plans in the ordinary course shall not be subject to such Dollar limitation to the extent that such cash portion does not exceed the amount of cash received by Borrower for the purchase by such employees of such Stock) in any consecutive 12 month period, or (b) repurchase the capital Stock of Borrower using the net issuance proceeds of a new common Stock offering (or a new offering of preferred Stock having terms, rights, and preferences acceptable to the Required Lenders in their sole discretion) consummated substantially contemporaneously with such repurchase.

                  7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

                  7.13 INVESTMENTS. Directly or indirectly make, acquire, or incur any liabilities or expenditures (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

                  7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

                  7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

                  7.16 [INTENTIONALLY OMITTED].

                  7.17 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than (a) on the Effective Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for general working capital purposes.

                  7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

                  7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                           (a) engage, or permit any Subsidiary of Borrower to
engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                           (b) permit to exist with respect to any Benefit Plan
any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                           (c) fail, or permit any Subsidiary of Borrower to
fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                           (d) terminate, or permit any Subsidiary of Borrower
to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                           (e) fail, or permit any Subsidiary of Borrower to
fail, to make any required contribution or payment to any Multiemployer Plan;

                           (f) fail, or permit any Subsidiary of Borrower to
fail, to pay any required installment or any other payment required under
Section 412 of the IRC on or before the due date for such installment or other payment;

                           (g) amend, or permit any Subsidiary of Borrower to
amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                           (h) withdraw, or permit any Subsidiary of Borrower to
withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $200,000.

                  7.20     FINANCIAL COVENANTS.  Fail to:

                           (a) Tangible Net Worth. Maintain Tangible Net Worth
of not less than the amount shown below for the date corresponding thereto:

--------------------------------------------------------------------------------
Date                                                     Minimum Tangible Net Worth
--------------------------------------------------------------------------------
the end of the fiscal quarter ending on or about         $3,000,000
June 30, 1998
--------------------------------------------------------------------------------
the end of the fiscal quarter ending on or about         $2,000,000
September 30, 1998
--------------------------------------------------------------------------------
the end of the fiscal quarter ending on or about         $2,400,000
December 31, 1998
--------------------------------------------------------------------------------
the end of the fiscal quarter ending on or about         $3,000,000
March 31, 1999
--------------------------------------------------------------------------------
the end of the fiscal quarter ending on or about         $3,500,000
June 30, 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Date                                                     Minimum Tangible Net Worth
--------------------------------------------------------------------------------
the end of the fiscal quarter ending on or about         $4,500,000
September 30, 1999
--------------------------------------------------------------------------------
the end of the fiscal quarter ending on or about         $6,500,000
December 31, 1999
--------------------------------------------------------------------------------
the end of the fiscal quarter ending on or about         $6,500,000
March 31, 2000
--------------------------------------------------------------------------------

                           (b) Profitability. Achieve EBITDA of not less than
the amount shown below for the period corresponding thereto (amounts in brackets ($) are negative):

--------------------------------------------------------------------------------
Period                                                   Minimum EBITDA
--------------------------------------------------------------------------------
the fiscal quarter ending on or about June 30, 1998      ($4,500,000)
--------------------------------------------------------------------------------
the fiscal quarter ending on or about September 30,      ($2,800,000)
1998
--------------------------------------------------------------------------------
the fiscal quarter ending on or about December 31, 1998  ($500,000)
--------------------------------------------------------------------------------
the fiscal quarter ending on or about March 31, 1999     $-0-
--------------------------------------------------------------------------------
the fiscal quarter ending on or about June 30, 1999      $500,000
--------------------------------------------------------------------------------
the fiscal quarter ending on or about September 30,      $1,000,000
1999
--------------------------------------------------------------------------------
the fiscal quarter ending on or about December 31, 1999  $2,000,000
--------------------------------------------------------------------------------
the fiscal quarter ending on or about March 31, 2000     $2,000,000
--------------------------------------------------------------------------------

                           (c) Total Revenues. Achieve total revenues,
determined in accordance with GAAP on a basis consistent with past practice, of not less than the amount shown below for the period corresponding thereto:

--------------------------------------------------------------------------------
Period                                                   Minimum Total Revenue
--------------------------------------------------------------------------------
the fiscal quarter ending on or about June 30, 1998      $3,236,000
--------------------------------------------------------------------------------
the fiscal quarter ending on or about September 30,      $7,040,000
1998
--------------------------------------------------------------------------------
the fiscal quarter ending on or about December 31, 1998  $10,800,000
--------------------------------------------------------------------------------
the fiscal quarter ending on or about March 31, 1999     $13,280,000
--------------------------------------------------------------------------------
the fiscal quarter ending on or about June 30, 1999      $14,280,000
--------------------------------------------------------------------------------
the fiscal quarter ending on or about September 30,      $16,640,000
1999
--------------------------------------------------------------------------------
the fiscal quarter ending on or about December 31, 1999  $20,200,000
--------------------------------------------------------------------------------
the fiscal quarter ending on or about March 31, 2000     $20,200,000
--------------------------------------------------------------------------------


                  7.21 CAPITAL EXPENDITURES. Make capital expenditures in excess of: (a) $3,500,000 during the fiscal year ending on or about December 31, 1998;
(b) $1,200,000 during the fiscal year ending on or about December 31, 1999; or
(c) $1,000,000 during the period commencing on the first day immediately following the end of the fiscal year ending on or about December 31, 1999 and ending on the Maturity Date.

                  7.22 SECURITIES ACCOUNTS. Borrower shall not establish or maintain any Securities Account unless Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. Borrower agrees that it will not transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may (a) use such assets to the extent permitted by this Agreement, or (b) sell or trade such assets in the ordinary course so long as the proceeds of such sales or trades are deposited in the Concentration Account or a Securities Account in respect of which Agent has received a Control Agreement duly executed and in full force and effect.

         8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

                  8.2 (a) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System), 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Tax Returns), 6.12 (Location of Inventory, etc.), 6.13 (Compliance with Laws), or 6.14 (Employee Benefits) of this Agreement and such failure continues for a period of 10 Business Days; (b) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.6 (Returns), or 6.15 (Leases) of this Agreement and such failure continues for a period of 15 Business Days; or (c) If Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods or required notices, if any, expressly provided for in such Loan Documents), in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern);

                  8.3 If there is a Material Adverse Change;

                  8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

                  8.5 If an Insolvency Proceeding is commenced by Borrower;

                  8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent, TBCC, and any other member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

                  8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; without limiting the generality of the foregoing, an Event of Default shall occur under this Section 8.7 if an injunction or other equitable relief is granted in favor of Creative Technology, Ltd. and adverse to Borrower in connection with the litigation filed in the United States District Court for the Northern District of California as Case No. 98-0770 WHO;

                  8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

                  8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited by Borrower; provided, however, that, during such period, Agent shall be entitled to establish a reserve against the Borrowing Base in an aggregate amount sufficient to discharge such Lien or encumbrance and any and all penalties or interest payable in connection therewith;

                  8.10 If there is a default in any material agreement to which Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

                  8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness; or

                  8.12 If any material misstatement or misrepresentation exists in any warranty, representation, statement, or report when made or deemed made to the Lender Group by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn.

         9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

                  9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:

                           (a) Declare all Obligations, whether evidenced by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b) Cease advancing money or extending credit to or
for the benefit of Borrower under this Agreement, under any of the other Loan Documents, or under any other agreement between Borrower and the Lender Group;

                           (c) Terminate this Agreement and any of the other
Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral and without affecting the Obligations;

                           (d) Settle or adjust disputes and claims directly
with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                           (e) Cause Borrower to hold all returned Inventory in
trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

                           (f) Without notice to or demand upon Borrower or any
guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g) Without notice to Borrower (such notice being
expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Concentration Account), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

                           (h) Hold, as cash collateral, any and all balances
and deposits of Borrower held by the Lender Group, and any amounts received in the Concentration Account, to secure the full and final repayment of all of the Obligations;

                           (i) Ship, reclaim, recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                           (j) Sell the Personal Property Collateral at either a
public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                           (k) Agent shall give notice of the disposition of the
Personal Property Collateral as follows:

                                    (A) Agent shall give Borrower and each
holder of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                                    (B) The notice shall be personally delivered
or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

                                    (C) If the sale is to be a public sale,
Agent also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                           (l) The Lender Group may credit bid and purchase at
any public sale;

                           (m) The Lender Group shall have all other rights and
remedies available to it at law or in equity pursuant to any other Loan Documents; and

                           (n) Any deficiency that exists after disposition of
the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

                  9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

         10.      TAXES AND EXPENSES.

                  If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         11.      WAIVERS; INDEMNIFICATION.

                  11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

                  11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

                  11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all liabilities, losses, obligations, claims, demands, suits, actions, investigations, proceedings, judgments, penalties, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the other Obligations.

         12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party at its address set forth below:

       IF TO BORROWER:           AUREAL SEMICONDUCTOR INC.
                                          4245 Technology Drive
                                          Fremont, California 94538
                                          Attn: Vice President - Finance
                                          Fax No. 510.252.4491

       WITH COPIES TO:           GRAY CARY WARE & FREIDENRICH LLP
                                          400 Hamilton Avenue
                                          Palo Alto, California 94301-1825
                                          Attn:  Craig Tighe, Esq.
                                          Fax No. 650.327.3699

       IF TO AGENT OR
       TBCC:                     TRANSAMERICA BUSINESS CREDIT CORPORATION
                                          15260 Ventura Boulevard
                                          Suite 1240
                                          Sherman Oaks, California 91403
                                          Attn:  Mr. Ian Schnider
                                          Fax No. 818.995.3214

       WITH COPIES TO:           LUSKIN, STERN & EISLER LLP
                                          330 Madison Avenue
                                          New York, New York 10017
                                          Attn:  Michael Barocas, Esq.
                                          Fax No. 212.293.2705

       AND TO:                   TRANSAMERICA BUSINESS CREDIT CORPORATION
                                          76 Batterson Park Road
                                          Farmington, Connecticut 06032
                                          Attn:  Legal Department
                                          Fax No. 860.677.6766

       IF TO GSCP:                        GOLDMAN SACHS CREDIT PARTNERS L.P.
                                          85 Broad Street
                                          New York, New York 10004
                                          Attn:  Mr. Craig F. Noell
                                          Fax No. 212.902.3757

       WITH COPIES TO:           BROBECK, PHLEGER & HARRISON LLP
                                          550 South Hope Street
                                          Los Angeles, California 90071
                                          Attn:  John Francis Hilson, Esq.
                                          Fax No. 213.745.3345

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this Section 12, other than notices by the Lender Group in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

         13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE REQUIRED LENDERS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE REQUIRED LENDERS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.


BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14.      DESTRUCTION OF BORROWER'S DOCUMENTS.

                  All documents, schedules, invoices, agings, or other papers delivered to any one or more members of the Lender Group may be destroyed or otherwise disposed of by such member of the Lender Group 4 months after they are delivered to or received by such member of the Lender Group, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

         15.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

                  15.1     ASSIGNMENTS AND PARTICIPATIONS.

                           (a) Any Lender may, with the written consent of
Agent, assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the consent of Agent: (y) shall not be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender; and (z) shall not be unreasonably withheld, conditioned, or delayed in connection with any assignment and delegation by a Lender to any Eligible Transferee.

                           (b) From and after the date that Agent notifies the
assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section
11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

                           (c) By executing and delivering an Assignment and
Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (d) Immediately upon the satisfaction of the
conditions set forth in Section 15.1(a)(i), (ii), and (iii), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                           (e) Any Lender may at any time, with the written
consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) Borrower and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                           (f) In connection with any such assignment or
participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

                           (g) Any other provision in this Agreement
notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                  15.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 15.1 hereof and, except as expressly required pursuant to Section 15.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

         16.      AMENDMENTS; WAIVERS.

                  16.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

                           (a) increase or extend the Commitment of any Lender;

                           (b) postpone or delay any date fixed by this
Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                           (c) reduce the principal of, or the rate of interest
specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                           (d) change the percentage of the Commitments that is
required for the Lenders or any of them to take any action hereunder;

                           (f) amend this Section or any provision of the
Agreement providing for consent or other action by all Lenders;

                           (g) release Collateral other than as permitted by
Section 17.11;

                           (j) subordinate any of the Obligations in favor of
any obligations owing by Borrower to any Person other than the Lender Group;

                           (h) change the definition of "Required Lenders";

                           (i) release Borrower from any Obligation for the
payment of money; or

                           (j) amend any of the provisions of Article 17.


and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

                  16.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

         17.      AGENT; THE LENDER GROUP.

                  17.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Subject to
Section 17.9, each Lender hereby irrevocably designates and appoints TBCC as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 17.10 hereof also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that TBCC is merely the representative of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

                  17.2 DELEGATION OF DUTIES. Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

                  17.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

                  17.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  17.5 NOTICE OF POTENTIAL DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Potential Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take such action with respect to such Potential Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable.

                  17.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

                  17.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities at the time of the occurrence of the event giving rise to such indemnity; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

                  17.8 AGENT IN INDIVIDUAL CAPACITY. TBCC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though TBCC were not Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, TBCC or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the TBCC Loans and Agent Advances, TBCC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include TBCC in its individual capacity.

                  17.9 SUCCESSOR AGENT. Agent may resign as Agent upon 30 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

                  17.10 WITHHOLDING TAX. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

                                    (i) if such Lender claims an exemption from,
or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                                    (ii) if such Lender claims that interest
paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                                    (iii) such other form or forms as may be
required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                           (b) If any Lender claims exemption from, or reduction
of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

                           (c) If any Lender claiming exemption from United
States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                           (d) If any Lender is entitled to a reduction in the
applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                           (e) If the IRS or any other Governmental Authority of
the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                  17.11    COLLATERAL MATTERS.

                           (a) The Lenders hereby irrevocably authorize Agent,
at its option and in its sole discretion, to release any Lien on any Collateral
(i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under
Section 7 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, of all of the Lenders, or (z) otherwise, all of the Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                           (c) Agent shall have no obligation whatsoever to any
of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

                  17.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.
(a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                           (b) Subject to Section 17.8, if, at any time or times
any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall
(1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                  17.13 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

                  17.14 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

                If to TBCC:            First National Bank of Chicago
                                       Chicago, Illinois
                                       ABA # 071-000-013
                                       Credit: Transamerica Business Credit
                                               Corporation
                                       Account No. 51-011-90
                                       Ref: Aureal

                If to GSCP:            Citibank N.A.
                                       New York, New York
                                       ABA # 021-000-089
                                       Credit: GS Credit Partners L.P.
                                       Account No. 40717188
                                       Attn: Tracy McCaffrey
                                       Ref: Aureal

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

                  17.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

                  17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each Lender:

                           (a) is deemed to have requested that Agent furnish
such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent or by any Lender accompanying Agent on any such field audit or examination, and Agent, and, if applicable, any other Lender that prepares any such Report, shall so furnish each Lender with such Reports;

                           (b) expressly agrees and acknowledges that none of
TBCC, GSCP, Agent, or, if applicable, any other Lender (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                           (c) expressly agrees and acknowledges that the
Reports are not comprehensive audits or examinations, that Agent, any Lender, or any other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

                           (d) agrees to keep all Reports and other material,
non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures: (i) to counsel for and other advisors, accountants, and auditors to such Lender; (ii) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided, however, that by any such disclosure under this clause (ii), such Assignee, transferee, or Participant shall be bound by the provisions of this
Section 17.16(d); (iii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants; (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; or (v) in connection with the enforcement of Agent's Liens on the Collateral; and

                           (e) without limiting the generality of any other
indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent which has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof from Borrower; (y) To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.


                  17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         18.      GENERAL PROVISIONS.

                  18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and each member of the Lender Group whose signature is provided for on the signature pages hereof.

                  18.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                  18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  18.5 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by Agent, the requisite Lenders, and Borrower.

                  18.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

                  18.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  18.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  18.9 CERTAIN DAMAGES. BORROWER HEREBY EXPRESSLY AGREES THAT IN NO EVENT WILL ANY MEMBER OF THE LENDER GROUP BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO ANY MEMBER OF THE LENDER GROUP AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION, INCLUDING ANY CLAIM OR ACTION ALLEGING FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH; PROVIDED, HOWEVER, THAT, IF AND TO THE EXTENT THAT A MEMBER OF THE LENDER GROUP HAS ENGAGED IN ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT RELATIVE TO THE LOAN DOCUMENTS THIS SECTION 18.9 SHALL NOT APPLY TO SUCH MEMBER OF THE LENDER GROUP TO THE EXTENT OF SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                    AUREAL SEMICONDUCTOR INC.,
                      a Delaware corporation


                     By:___________________________________

                     Title:_________________________________


                     TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation, as Agent and a Lender


                     By:___________________________________

                     Title:_________________________________


                     GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership


                     By:___________________________________

                     Title: Authorized Signatory


                                      S-1